UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 500

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Lead independent director Marc Shiffman, on behalf of the Board of Directors of SpringBig Holdings, Inc. (the “Board”), is spearheading a comprehensive search to identify, evaluate and recommend qualified candidates to serve as the Company’s new Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Mr. Shiffman is leading the transition team.

Departure of Chief Executive Officer

On January 22, 2025, SpringBig Holdings, Inc. (and, together with its wholly owned subsidiary SpringBig, Inc., the “Company”) reported that Jeffrey Harris has announced his intention to separate from his position as the Company’s CEO and an employee of the Company. On January 15, 2025 (the “Execution Date”), the Board and Mr. Harris reached an understanding regarding his decision to separate from the Company. On the Execution Date, the Company and Mr. Harris entered into a Separation and Release of Claims Agreement (the “Harris Separation Agreement”) pursuant to which the last day of service for Mr. Harris as the CEO of the Company will be the latest of (a) March 31, 2025, (b) if requested by the Board, the date of the first annual meeting of the shareholders of the Company held after the Execution Date and (c) if requested by the Board, the date of the filing with the Securities and Exchange Commission of the SpringBig Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Harris Separation Date”).

From the Execution Date through the Harris Separation Date, Mr. Harris will be entitled to his current annualized base salary of $450,000. In addition, on the Harris Separation Date, the Company is required to grant Mr. Harris 250,000 restricted stock units pursuant to its 2022 Long-Term Incentive Plan (the “Plan”) subject to vesting on the earlier of the occurrence of a Change of Control (as defined in the Plan) and March 31, 2026. Furthermore, the Company is required to pay Mr. Harris three percent (3%) of all Gaming Revenue (as defined below) for the calendar year 2025 and two percent (2%) of all Gaming Revenue for calendar year 2026 (the “Gaming Commissions”), to be paid quarterly no later than the 15th day of the month following each quarter end. However, Mr. Harris would be required to repay to the Company any Gaming Commissions the Company has paid with respect to Gaming Revenue earned from a customer that has terminated its relationship with the Company prior to the one year anniversary of the commencement of that relationship. “Gaming Revenue” means revenue generated by the Company from messaging tools designed to boost engagement across casinos, skilled gaming and sports betting but does not include revenue generated from leads provided by a member of the Board.

As previously disclosed, Mr. Harris is party to a Nonsolicitation, Nondisclosure and Assignment of Inventions Agreement (the “Harris Nonsolicitation Agreement”) and a Noncompetition Agreement (the “Harris Noncompetition Agreement”), each dated as of November 8, 2021. The Harris Separation Agreement provides that both agreements will remain in full force and effect except (i) in both agreements, the Harris Separation Date would be deemed to be the termination of the relationship between the Company and Mr. Harris, (ii) in both agreements, the definition of “Business of the Company” was expanded to cover the gaming industry in addition to the cannabis industry, (iii) in the Harris Nonsolicitation Agreement, the periods of nonsolicitation were extended to 36 months after the Harris Separation Date from 12 months and (iv) in the Harris Noncompetition Agreement, the periods of noncompetition were extended to 36 months after the Harris Separation Date from 12 months.

The Company may terminate the Harris Separation Agreement immediately for Cause (as defined in the Harris Separation Agreement) in which case it would no longer be obligated to make any payments or provide any benefits to Mr. Harris. The Harris Separation Agreement also contains customary provisions relating to, among other things, a release of claims, return of property and non-disparagement.

In addition, Mr. Harris entered into a consulting agreement with the Company on the Execution Date, as set forth in Exhibit D to the Harris Separation Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Harris will provide the following services to the Company for a twelve-month period commencing on the Harris Separation Date: Mr. Harris will make himself available to the Board and senior management team of the Company to help with questions and issues that may arise, to help with key clients and prospect issues as needed, to help the Company with strategic planning and to be a constructive team player and collaborator to help in the Company’s success. As consideration for his services, Mr. Harris will receive a consulting fee of $450,000, payable in eighteen monthly installments of $25,000 each (the “Consulting Fee”). The Company may terminate the Consulting Agreement immediately for Cause (as defined in the Consulting Agreement), in which case it would no longer be obligated to pay the Consulting Fee. The Consulting Agreement also contains customary provisions relating to, among other things, assignment of inventions requirements.

Neither the Harris Separation Agreement nor the Consulting Agreement will have any effect on the Board service of Mr. Harris, and it is expected that following the Harris Separation Date Mr. Harris will continue to serve on the Board as a non-executive member. However, pursuant to the Harris Separation Agreement, Mr. Harris will not be entitled to cash fees as a Board member while providing services under the Harris Separation Agreement or the Consulting Agreement.

The foregoing descriptions of the Harris Separation Agreement and the Consulting Agreement to which it is attached do not purport to be complete and are qualified in their entirety by reference to their complete text, a copy of which has been attached as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Departure of Chief Financial Officer

On January 22, 2025, the Company reported that Paul Sykes has announced his intention to separate from his position as the Company’s CFO and an employee of the Company. On the Execution Date, the Board and Mr. Sykes reached an understanding regarding his decision to separate from the Company. On the Execution Date, the Company and Mr. Sykes entered into a Separation and Release of Claims Agreement (the “Sykes Separation Agreement”) pursuant to which the last day of service for Mr. Sykes as the CFO of the Company will be June 14, 2025 (the “Sykes Separation Date”).

From the Execution Date through the Sykes Separation Date, Mr. Sykes will be entitled to his current annualized base salary of $364,000. On the Sykes Separation Date, Mr. Sykes will be entitled to an aggregate bonus of $227,500.05, payable in fifteen semimonthly installments of $15,166.67. In addition, on the Sykes Separation Date, the Company is required to accelerate the vesting of 86,667 restricted stock units previously granted to Mr. Sykes pursuant to the Plan. Furthermore, if Mr. Sykes timely and properly elects COBRA continuation coverage under the Company’s health plan, the Company will generally be required to contribute up to $1,228.93 per month toward premiums under the health plan for up to twelve months following the Sykes Separation Date.

As previously disclosed, Mr. Sykes is party to a Nonsolicitation, Nondisclosure and Assignment of Inventions Agreement and a Noncompetition Agreement, each dated as of November 8, 2021. The Sykes Separation Agreement provides that both agreements will remain in full force and effect except (i) in both agreements, the Sykes Separation Date would be deemed to be the termination of the relationship between the Company and Mr. Sykes and (ii) in both agreements, the definition of “Business of the Company” was expanded to cover the gaming industry in addition to the cannabis industry.

The Company may terminate the Sykes Separation Agreement immediately for Cause (as defined in the Sykes Separation Agreement) in which case it would no longer be obligated to make any payments or provide any benefits to Mr. Sykes. The Sykes Separation Agreement also contains customary provisions relating to, among other things, a release of claims, return of property and non-disparagement.

The foregoing description of the Sykes Separation Agreement does not purport to be complete and is qualified in its entirety by reference to its complete text, a copy of which has been attached as Exhibit 10.2, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation and Release of Claims Agreement, dated as of January 15, 2025, by and between SpringBig, Inc., SpringBig Holdings, Inc. and Jeffrey Harris
10.2	Separation and Release of Claims Agreement, dated as of January 15, 2025, by and between SpringBig, Inc., SpringBig Holdings, Inc. and Paul Sykes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

January 22, 2025	By:	/s/ Jeffrey Harris
		Name:	Jeffrey Harris
		Title:	Chief Executive Officer

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